Exhibit 99.1

LIVEXLIVE MEDIA PRICES REGISTERED DIRECT OFFERING OF 5,000,000 SHARES OF COMMON STOCK

WEST HOLLYWOOD, CALIF., JULY 25, 2019 – LIVEXLIVE MEDIA, INC. (NASDAQ: LIVX) (“LiveXLive” or the “Company”), a global digital media company focused on live entertainment, today announced it has entered into securities purchase agreements with institutional investors for the purchase and sale of 5,000,000 shares of common stock, par value $0.001 per share at an offering price of $2.10 per share, pursuant to a registered direct offering. The gross proceeds of the offering will be approximately $10,500,000 before deducting fees and other estimated offering expenses. The Company intends to use the net proceeds for monthly repayments of our debentures, working capital and general corporate purposes, including without limitation future acquisitions, purchases of outstanding warrants and capital expenditures. The closing of the registered direct offering is expected to take place on or about July 30, 2019, subject to the satisfaction of customary closing conditions. Following this offering, the Company expects to have 57,275,236 shares of common stock outstanding.

A.G.P./Alliance Global Partners is acting as sole placement agent for the offering.

This offering was made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-228909) previously filed with the U.S. Securities and Exchange Commission (the “SEC”). This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A prospectus supplement relating to the shares of common stock will be filed by LiveXLive with the SEC.  When available, copies of the prospectus supplement, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from A.G.P./Alliance Global Partners, 590 Madison Avenue, 36th Floor, New York, New York 10022 or by email at prospectus@allianceg.com.

About LiveXLive Media, Inc.

LiveXLive is a global digital media company focused on live entertainment. The Company operates LiveXLive, one of the industry’s leading live music video streaming platforms; and Slacker Radio, a streaming music pioneer; and also produces original music-related content. LiveXLive is the first ‘live social music network’, delivering premium livestreams, digital audio and on-demand music experiences from the world’s top music festivals and concerts, including Rock in Rio, EDC Las Vegas, Hangout Music Festival, and many more. LiveXLive also gives audiences access to premium original content, artist exclusives and industry interviews. Through its owned and operated Internet radio service, Slacker Radio (www.slacker.com), LiveXLive delivers its users access to millions of songs and hundreds of expert-curated stations. The Company also operates a social influencer network, LiveXLive Influencers. The Company is headquartered in West Hollywood, CA. For more information, visit us at www.livexlive.com and follow us on Facebook, Instagram and Twitter at @livexlive.

Forward-Looking Statements

All statements other than statements of historical facts contained in this press release are “forward-looking statements,” which may often, but not always, be identified by the use of such words as “may,” “might,” “will,” “will likely result,” “would,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or the negative of such terms or other similar expressions. These statements involve known and unknown risks, uncertainties and other factors, which may cause actual results, performance or achievements to differ materially from those expressed or implied by such statements. These factors include uncertainties as to identifying, acquiring, securing and developing content, ability to attract and retain users, ability to maintain compliance with certain financial and other covenants, successfully implementing the Company’s and Slacker’s growth strategy, including relating to their technology platforms and applications, management’s relationships with industry stakeholders, changes in economic conditions, competition, and other risks including, but not limited to, those described in the Company’s 2019 Annual Report on Form 10-K, filed with the SEC on June 24, 2019 and in the Company’s other filings and submissions with the SEC. These forward-looking statements speak only as of the date hereof and the Company disclaims any obligations to update these statements, except as may be required by law.

Media Contact:

Julie Farman

LiveXLive Media, Inc.

jfarman@livexlive.com

(310) 597-0355

Investor Contacts:

Alex Wellins

The Blueshirt Group

alex@blueshirtgroup.com

(415) 217-5861